Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Fourth Quarter 2022and Fiscal Year 2022 Financial Results; Introduces Fiscal Year 2023 Guidance

CANTON, Mass., (March 1, 2023) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the fourth quarter and the year ended December 31, 2022.

Fourth Quarter 2022 Financial Results Summary:

•
Net revenue of $115.5 million for the fourth quarter of 2022, a decrease of 10% compared to net revenue of $127.9 million for the fourth quarter of 2021. Net revenue for the fourth quarter of 2022 consists of:
o
Net revenue from Advanced Wound Care products of $108.8 million, a decrease of 10% from the fourth quarter of 2021.
o
Net revenue from Surgical & Sports Medicine products of $6.7 million, a decrease of 6% from the fourth quarter of 2021.
o
Net revenue from the sale of PuraPly products of $56.8 million, a decrease of 9% from the fourth quarter of 2021.
o
Net revenue from the sale of non-PuraPly products of $58.7 million, a decrease of 10% from the fourth quarter of 2021.
•
Net income of $7.5 million for the fourth quarter of 2022, compared to a net income of $51.0 million for the fourth quarter of 2021, a decrease of $43.5 million.
•
Adjusted net income1 of $8.9 million for the fourth quarter of 2022, compared to an adjusted net income of $54.0 million for the fourth quarter of 2021, a decrease of $45.1 million.
•
Adjusted EBITDA of $14.1 million for the fourth quarter of 2022, compared to Adjusted EBITDA of $26.3 million for the fourth quarter of 2021, a decrease of $12.3 million.

Fiscal Year 2022 Financial Results Summary:

•
Net revenue of $450.9 million for the year ended December 31, 2022, a decrease of 4% compared to net revenue of $467.4 million for the year ended December 31, 2021. Net revenue for the year ended December 31, 2022 consists of:
o
Net revenue from Advanced Wound Care products of $422.2 million, a decrease of 2% year-over-year.
o
Net revenue from Surgical & Sports Medicine products of $28.7 million, a decrease of 23% year-over-year.
o
Net revenue from the sale of PuraPly products of $242.7 million, an increase of 22% year-over-year.
o
Net revenue from the sale of non-PuraPly products of $208.2 million, a decrease of 23% year-over-year.

•
Net income of $15.5 million for the year ended December 31, 2022, compared to a net income of $94.2 million for the year ended December 31, 2021, a decrease of $78.7 million.
•
Adjusted net income1 of $26.2 million for the year ended December 31, 2022, compared to an adjusted net income of $101.3 million for the year ended December 31, 2021, a decrease of $75.0 million.
•
Adjusted EBITDA of $49.3 million for the year ended December 31, 2022, compared to an adjusted EBITDA of $89.1 million for the year ended December 31, 2021, a decrease of $39.9 million.

“Fourth quarter sales results came in above the low-end of the guidance range we provided on our third quarter earnings call,” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. “As expected, we saw a continuation of the challenging operating environment in the physician office setting in Q4, however we delivered double-digit growth in sales of Advanced Wound Care products in the hospital outpatient setting and, excluding ReNu, NuCel and Dermagraft, our team delivered low double-digit growth in the number of accounts served – in both the hospital outpatient and physician office settings.”

Mr. Gillheeney, Sr. continued: “Our financial guidance reflects a moderation in net revenue growth driven primarily by the impact of published ASPs in the physician office setting. That said, we expect to deliver solid growth in the hospital outpatient setting, to increase our customer base and to drive customer and clinician adoption deeper into existing accounts again in 2023. We will continue to be a leader in the Advanced Wound Care space while improving our competitive positions in the Surgical & Sports Medicine and burn markets as we deliver on our mission to provide integrated healing solutions that substantially improve outcomes well over the overall cost of care."

1Defined as GAAP net income adjusted to exclude the effect of amortization, restructuring charges, the recovery of certain notes receivable from related parties, the change in the fair value of the CPN earnout, loss on extinguishment of debt, write-off of certain assets, facility construction project pause, GPO settlement fee and the resulting income taxes on these items.

Fourth Quarter 2022 Financial Results:

	Three Month Ended December 31,		Change
	2022	2021	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$108,836	$120,752	$(11,916)	(10%)
Surgical & Sports Medicine	6,680	7,106	(426)	(6%)
Net revenue	$115,516	$127,858	$(12,342)	(10%)

Net revenue for the fourth quarter of 2022 was $115.5 million, compared to $127.9 million for the fourth quarter of 2021, a decrease of $12.3 million, or 10%. The decrease in net revenue was driven by an decrease of $11.9 million, or 10% in Advanced Wound Care products and a decrease of $0.4 million, or 6% in net revenue of Surgical & Sports Medicine products.

Gross profit for the fourth quarter of 2022 was $88.4 million, or 77% of net revenue, compared to $95.3 million or 75% of net revenue for the fourth quarter of 2021, a decrease of $6.9 million, or 7%.

Operating expenses for the fourth quarter of 2022 were $79.7 million, compared to $75.5 million for the fourth quarter of 2021, an increase of $4.2 million, or 6%. R&D expense was $11.4 million for the fourth quarter of 2022, compared to $8.3 million in the fourth quarter of 2021, an increase of $3.1 million, or 38%. Selling, general and administrative expenses were $68.3 million, compared to $67.3 million in the fourth quarter of 2021, an increase of $1.0 million, or 2%.

Operating income for the fourth quarter of 2022 was $8.7 million, compared to an operating income of $19.8 million for the fourth quarter of 2021, a decrease of $11.0 million.

Total other expense, net, for the fourth quarter of 2022 was $0.0 million, compared to $0.9 million for the fourth quarter of 2021, a decrease of $0.9 million.

Net income for the fourth quarter of 2022 was $7.5 million, or $0.06 per share, compared to a net income of $51.0 million, or $0.38 per share, for the fourth quarter of 2021, a decrease of $43.5 million, or 0.33 per share.

Adjusted net income of $8.9 million for the fourth quarter of 2022, compared to adjusted net income of $54.0 million for the fourth quarter of 2021, a decrease of $45.1 million, or 83%.

Adjusted EBITDA was $14.1 million for the fourth quarter of 2022, compared to $26.3 million for the fourth quarter of 2021, a decrease of $12.3 million, or 47%.

As of December 31, 2022, the Company had $103.3 million in cash, cash equivalents and restricted cash and $70.8 million in debt obligations, compared to $114.5 million in cash, cash equivalents and restricted cash and $73.6 million in debt obligations, of which $0.2 million were finance lease obligations as of December 31, 2021.

Fiscal Year 2022 Results

The following table represents net revenue by product grouping for the year ended December 31, 2022 and December 31, 2021, respectively:

	Year Ended December 31,		Change
	2022	2021	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$422,231	$430,237	$(8,006)	(2%)
Surgical & Sports Medicine	28,662	37,122	(8,460)	(23%)
Net revenue	$450,893	$467,359	$(16,466)	(4%)

Net revenue for the year ended December 31, 2022 was $450.9 million, compared to $467.4 million for the year ended December 31, 2021, a decrease of $16.5 million, or 4%. The decrease in net revenue was driven by a decrease of $8.5 million, or 23% in net revenue of Surgical & Sports Medicine products and a decrease of $8.0 million, or 2% in Advanced Wound Care products.

Gross profit for the year ended December 31, 2022 is $345.9 million, or 77% of net revenue, compared to $353.2 million, or 76% of net revenue, for the year ended December 31, 2021, a decrease of $7.3 million, or 2%.

Operating expenses for the year ended December 31, 2022 were $323.6 million, compared to $280.9 million for the year ended December 31, 2021, an increase of $42.6 million, or 15%. R&D expense was $39.8 million for the year ended December 31, 2022, compared to $30.7 million for year ended December 31, 2021, an increase of $9.0 million, or 29%. Selling, general and administrative expenses were $283.8 million for year ended December 31, 2022, compared to $250.2 million year ended December 31, 2021, an increase of $33.6 million, or 13%.

Operating income for the year ended December 31, 2022 was $22.3 million, compared to an operating income of $72.2 million for the year ended December 31, 2021, a decrease of $49.9 million.

Total other expense, net, for the year ended December 31, 2022 was $2.0 million, compared to $9.1 million for the year ended December 31, 2021, a decrease of $7.1 million.

Net income of $15.5 million for the year ended December 31, 2022 or $0.12 per share, compared to net income of $94.2 million, or $0.70 per share for the year ended December 31, 2021, a decrease of $78.7 million, or $0.59 per share.

Adjusted net income for the year ended December 31, 2022 was $26.2 million., compared to $101.3 million for the year ended December 31, 2021, a decrease of $75.0 million, or 74%.

Adjusted EBITDA of $49.3 million for the year ended December 31, 2022, compared to an Adjusted EBITDA of $89.1 million for the year ended December 31, 2021, a decrease of $39.9 million, or 45%.

Fiscal Year 2023 Guidance:

For the year ending December 31, 2023, the Company expects:

•
Net revenue between $450.0 million and $462.0 million, remaining flat to an increase of approximately 2% year-over-year, as compared to net revenue of $450.9 million for the year ended December 31, 2022.
o
The 2023 net revenue guidance range assumes:
▪
Net revenue from Advanced Wound Care products between $420.0 million and $428.0 million, a decrease of 1% to an increase of approximately 1% year-over-year as compared to net revenue of $422.2 million for the year ended December 31, 2022.
▪
Net revenue from Surgical & Sports Medicine products between $30.0 million and $34.0 million, an increase of approximately 5% to 19% year-over-year as compared to net revenue of $28.7 million for the year ended December 31, 2022.
▪
Net revenue from the sale of PuraPly products between $180.0 million and $200.0 million, representing a decrease of approximately 18% to 26% year-over-year, as compared to net revenue of $242.7 million for the year ended December 31, 2022.
•
Net income between $7.2 million and $13.9 million and adjusted net income between $12.3 million and $19.0 million.
•
EBITDA between $26.6 million and $36.1 million and Adjusted EBITDA between $36.5 million and $46.0 million.

Fourth Quarter Earnings Conference Call:

Financial results for the fourth fiscal quarter of 2022 will be reported after the market closes on Wednesday, March 1st. Management will host a conference call at 5:00 p.m. Eastern Time on March 1st to discuss the results of the quarter, and provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.organogenesis.com.

For those unable to participate, the webcast will be archived at investors.organogenesis.com for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$102,478	$113,929
Restricted cash	812	599
Accounts receivable, net	89,450	82,460
Inventory	24,783	25,022
Prepaid expenses and other current assets	5,086	4,969
Total current assets	222,609	226,979
Property and equipment, net	102,463	79,160
Intangible assets, net	20,789	25,673
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	43,192	49,144
Deferred tax asset, net	30,014	31,994
Other assets	1,520	1,537
Total assets	$449,359	$443,259

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of deferred acquisition consideration	$-	$1,436
Current portion of term loan	4,538	2,656
Current portion of finance lease obligations	-	200
Current portion of operating lease obligations	11,708	11,785
Accounts payable	32,330	29,339
Accrued expenses and other current liabilities	26,447	37,289
Total current liabilities	75,023	82,705
Term loan, net of current portion	66,231	70,769
Operating lease obligations, net of current portion	41,314	46,893
Other liabilities	1,122	1,557
Total liabilities	183,690	201,924
Commitments and contingencies (Note 18)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized; 131,647,677 and 129,408,740 shares issued; 130,919,129 and 128,680,192 shares outstanding at December 31, 2022 and 2021, respectively.	13	13
Additional paid-in capital	310,957	302,155
Accumulated deficit	(45,301)	(60,833)
Total stockholders' equity	265,669	241,335
Total liabilities and stockholders' equity	$449,359	$443,259

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenue	$115,516	$127,858	$450,893	$467,359
Cost of goods sold	27,110	32,597	105,019	114,199
Gross profit	88,406	95,261	345,874	353,160
Operating expenses:
Selling, general and administrative	68,293	67,250	283,808	250,200
Research and development	11,395	8,260	39,762	30,742
Total operating expenses	79,688	75,510	323,570	280,942
Income from operations	8,718	19,751	22,304	72,218
Other expense, net:
Interest expense	30	(853)	(2,009)	(7,236)
Loss on the extinguishment of debt	-	-	-	(1,883)
Other income (expense), net	6	(9)	(13)	(13)
Total other expense, net	36	(862)	(2,022)	(9,132)
Net income before income taxes	8,754	18,889	20,282	63,086
Income tax (expense) benefit	(1,268)	32,106	(4,750)	31,116
Net income	$7,486	$50,995	$15,532	$94,202
Net income, per share:
Basic	$0.06	$0.40	$0.12	$0.73
Diluted	$0.06	$0.38	$0.12	$0.70
Weighted-average common shares outstanding
Basic	130,916,950	128,661,435	130,070,231	128,331,022
Diluted	131,857,509	133,348,995	132,383,152	133,662,659

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income	$15,532	$94,202	$17,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,845	5,781	4,438
Amortization of intangible assets	4,883	4,949	3,745
Amortization of operating lease right-of-use assets	7,303	5,946	-
Non-cash interest expense	434	346	236
Deferred interest expense	501	1,493	2,133
Deferred rent expense	-	-	1,273
Gain on settlement of deferred acquisition consideration	-	-	(2,246)
Deferred tax expense (benefit)	1,980	(31,976)	112
Loss on disposal of property and equipment	4,482	1,407	201
Provision recorded for doubtful accounts	1,781	2,999	1,183
Adjustment for excess and obsolete inventories	9,648	12,079	3,050
Stock-based compensation	6,552	3,864	1,661
Loss on extinguishment of debt	-	1,883	-
Change in fair value of Earnout liability	-	(3,985)	203
Changes in operating assets and liabilities:
Accounts receivable	(8,770)	(28,654)	(17,567)
Inventory	(9,410)	(9,302)	(6,700)
Prepaid expenses and other current assets	(378)	(34)	(355)
Operating leases	(7,006)	(6,156)	-
Accounts payable	3,260	3,847	(4,102)
Accrued expenses and other current liabilities	(11,850)	9,354	1,443
Other liabilities	72	(6,065)	(476)
Net cash provided by operating activities	24,859	61,978	5,466
Cash flows from investing activities:
Purchases of property and equipment	(33,898)	(31,220)	(17,678)
Cash paid for business acquisition	-	-	(5,820)
Net cash used in investing activities	(33,898)	(31,220)	(23,498)
Cash flows from financing activities:
Line of credit repayments under the 2019 Credit Agreement	-	(10,000)	(23,484)
Term loan borrowings (repayments) under the 2019 Credit Agreement	-	(60,000)	10,000
Proceeds from term loan under the 2021 Credit Agreement, net of debt discount and issuance cost	-	73,174	-
Term loan repayments under the 2021 Credit Agreement	(2,813)	(938)	-
Proceeds from equity financing	-	-	64,729
Payment of equity issuance costs	-	-	(5,656)
Principal repayments of finance lease obligations	(200)	(2,630)	(2,427)
Proceeds from the exercise of stock options	2,070	2,198	2,823
Payments of withholding taxes in connection with RSUs vesting	(648)	(737)	-
Payments of deferred acquisition consideration	(608)	(483)	(3,517)
Payment to extinguish debt	-	(1,620)	-
Net cash provided by (used in) financing activities	(2,199)	(1,036)	42,468
Change in cash, cash equivalents and restricted cash	(11,238)	29,722	24,436
Cash, cash equivalents, and restricted cash, beginning of year	114,528	84,806	60,370
Cash, cash equivalents, and restricted cash, end of year	$103,290	$114,528	$84,806
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,649	$5,787	$9,609
Cash paid for income taxes	$1,201	$607	$61
Supplemental disclosure of non-cash investing and financing activities:
Reimbursement of offering expenses included in prepaid expenses and other current assets	$-	$-	$1,009
Fair value of shares issued for business acquisition	$-	$-	$7,986
Deferred acquisition consideration and earnout liability recorded for business acquisition	$828	$-	$5,218
Purchases of property and equipment in accounts payable and accrued expenses	$1,928	$3,750	$2,391
Right-of-use assets obtained through lease obligations	$1,350	$53,793	$-

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and adjusted net income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA and adjusted net income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA and adjusted net income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following table presents a reconciliation of GAAP net income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for each of the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$7,486	$50,995	$15,532	$94,202
Interest expense	(30)	853	2,009	7,236
Income tax expense (benefit)	1,268	(32,106)	4,750	(31,116)
Depreciation	1,514	1,771	5,845	5,781
Amortization	1,221	1,223	4,883	4,949
EBITDA	11,459	22,736	33,019	81,052
Stock-based compensation expense	1,855	1,083	6,552	3,864
Restructuring charge (1)	750	1,828	2,268	4,704
Recovery of certain notes receivable from related parties (2)	-	-	-	(179)
Write-off of certain assets (3)	-	-	4,200	1,104
Change in fair value of Earnout (4)	-	-	-	(3,985)
Loss on extinguishment of debt (5)	-	-	-	1,883
Facility construction project pause (6)	-	-	632	-
Settlement fee (7)	-	700	2,600	700
Adjusted EBITDA	$14,064	$26,347	$49,271	$89,143
(1)
Amounts reflect employee retention and benefits as well as other exit costs associated with the Company’s restructuring activities.
(2)
Amounts reflect the collection of certain notes receivable from related parties previously reserved.
(3)
Amount in 2021 reflects the write-off of certain design and consulting fees previously capitalized related to the construction in progress at one of the Company’s Canton, Massachusetts facilities. Amount in 2022 reflects the disposal of certain equipment related to the same facility.
(4)
Amounts reflect the change in the fair value of the Earnout liability in connection with the CPN acquisition.
(5)
Amount reflects the loss recognized on the extinguishment of the 2019 Credit Agreement upon repayment in 2021.
(6)
Amount reflects the cancellation fees incurred in connection with the Company’s decision to pause one of its manufacturing facility construction projects.
(7)
Amounts reflect the fee the Company paid to a GPO to settle previously disputed GPO fees.

The following table presents a reconciliation of GAAP net income to non-GAAP adjusted net income, for each of the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$7,486	$50,995	$15,532	$94,202
Amortization	1,221	1,223	4,883	4,949
Restructuring charge (1)	750	1,828	2,268	4,704
Recovery of certain notes receivable from related parties (2)	-	-	-	(179)
Write-off of certain assets (3)	-	-	4,200	1,104
Change in fair value of Earnout (4)	-	-	-	(3,985)
Loss on extinguishment of debt (5)	-	-	-	1,883
Facility construction project pause (6)	-	-	632	-
Settlement fee (7)	-	700.0	2,600	700.0
Tax on above	(527)	(762)	(3,898)	(2,117)
Adjusted net income	$8,930	$53,984	$26,217	$101,261
(1)
Amounts reflect employee retention and benefits as well as other exit costs associated with the Company’s restructuring activities.
(2)
Amounts reflect the collection of certain notes receivable from related parties previously reserved.
(3)
Amount in 2021 reflects the write-off of certain design and consulting fees previously capitalized related to the construction in progress at one of the Company’s Canton, Massachusetts facilities. Amount in 2022 reflects the disposal of certain equipment related to the same facility.
(4)
Amounts reflect the change in the fair value of the Earnout liability in connection with the CPN acquisition.
(5)
Amount reflects the loss recognized on the extinguishment of the 2019 Credit Agreement upon repayment in 2021.
(6)
Amount reflects the cancellation fees incurred in connection with the Company’s decision to pause one of its manufacturing facility construction projects.
(7)
Amounts reflect the fee the Company paid to a GPO to settle previously disputed GPO fees.

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2023:

	Year Ended December 31,
	2023L	2023H
Net income	$7,200	$13,900
Interest expense	5,200	5,200
Income tax expense (benefit)	2,900	5,700
Depreciation	6,400	6,400
Amortization	4,900	4,900
EBITDA	26,600	36,100
Stock-based compensation expense	7,800	7,800
Restructuring charge	2,100	2,100
Adjusted EBITDA	$36,500	$46,000

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2023:

	Year Ended December 31,
	2023L	2023H
Net income	$7,200	$13,900
Amortization	4,900	4,900
Restructuring charge	2,100	2,100
Tax on above	(1,871)	(1,871)
Adjusted net income	$12,329	$19,029

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, adjusted net revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2023 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories as well as the estimated revenue contribution of its PuraPly products. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the reimbursement levels for the Company’s products; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company may owe rebates to the federal government prospectively on certain of its products if more than a certain percentage of the product is not administered to a patient and is discarded (wasted) by providers; (6) the Company’s ability to raise funds to expand its business; (7) the Company has incurred losses in prior years and may incur losses in the future; (8) changes in applicable laws or regulations; (9) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (10) the Company’s ability to maintain production of Affinity in sufficient quantities to meet demand; (11) any resurgence of the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (12) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; and (13) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2022 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

Investor Inquiries:
Westwicke Partners
Mike Piccinino, CFA
OrganoIR@westwicke.com
443-213-0500

Press and Media Inquiries:
Organogenesis

Lori Freedman

LFreedman@organo.com